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                                                                    EXHIBIT 99.2

                                  [Proxy Card]

                             3TEC ENERGY CORPORATION

           This Proxy Is Solicited On Behalf Of The Board Of Directors

     I have received the Notice of Special Meeting of Stockholders to be held on June 3, 2003, (the "Special Meeting") and a Proxy Statement furnished by the Board of Directors of 3TEC Energy Corporation (the "Company") for the Special Meeting. I appoint Floyd C. Wilson and Shane M. Bayless, and each of them, as proxies with power of substitution in each, to represent me and to vote all the shares of common stock of the Company that I am entitled to vote at the Special Meeting on June 3, 2003 in the manner shown on this form as to the following matters and in their discretion on any other business or matters that properly come before the meeting or any adjournment thereof, including an adjournment for the purpose of soliciting additional proxies.

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       The Company's Board of Directors recommends a vote FOR proposal 1.
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1.   Proposal to adopt the Agreement and Plan of Merger dated February 2, 2003, by and among Plains Exploration & Production Company, its wholly-owned subsidiary PXP Gulf Coast Inc. and the Company, pursuant to which the Company will be merged with and into PXP Gulf Coast Inc.

     FOR   [ ]           AGAINST   [ ]             ABSTAIN   [ ]



                  (Continued and to be signed on reverse side)

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                             [Reverse of Proxy Card]

THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. IF THIS PROXY IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT IF YOU DO NOT SPECIFY HOW THE PROXY SHOULD BE VOTED, IT WILL BE VOTED "FOR" PROPOSAL 1.

                                     I hereby revoke any proxy or proxies
                                     previously given to represent or vote the shares of common stock of the Company that I am entitled to vote, and I ratify and confirm all actions that the proxies, their substitutes, or any of them, may lawfully take in accordance with the terms of this proxy card.


                            Dated:                                        , 2003




                                     Signature(s) of Stockholder(s)

                    Please sign this proxy as your name(s) appears above. Joint owners should both sign. If signed as attorney, executor, guardian or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

                    Please complete, date and sign this proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States